FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of registrant as specified in its charter)
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  Delaware                                               22-3350958
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)
  380 Allwood Road, Clifton, New Jersey                      07012
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(Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered


    Common Stock, par value $0.001                 American Stock Exchange
-------------------------------------    ---------------------------------------

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

          Securities Act registration statement file number to which this form relates:

               ________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)
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


Item 1.   Description of Registrant's Securities to be Registered.

          The description of the common stock, par value $0.001 per share, (the "Common Stock") of Consolidated Delivery & Logistics, Inc. (the "Company") set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (Registration No. 33-97008), filed with the Securities and Exchange Commission (the "Commission") on September 15, 1995, as amended on November 16, 1995 (the "Registration Statement") is incorporated herein by reference.


Item 2.  Exhibits.


                  None.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  February 9, 1999

                                        CONSOLIDATED DELIVERY & LOGISTICS, INC.


                                        By:   /s/Mark Carlesimo

                                       Name:  Mark Carlesimo

                                       Title: Vice President